Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of DaimlerChrysler Financial Services Americas LLC, as Servicer of DaimlerChrysler Auto Trust 2005-A (the “Trust”), does hereby certify, to such officer’s knowledge, that:
     The Trust’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material aspects, the financial condition and results of cash receipts and cash disbursements.

Date: March 24, 2006	/s/ Klaus Entenmann

Klaus Entenmann
President and Chief Executive Officer,
DaimlerChrysler Financial Services
Americas LLC,
as Servicer of
DaimlerChrysler Auto Trust 2005-A

Date: March 24, 2006	/s/ Paul E. Knauss

Paul E. Knauss
Vice President and Chief Financial Officer
DaimlerChrysler Financial Services
Americas LLC,
as Servicer of
DaimlerChrysler Auto Trust 2005-A
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) Section 1350, Chapter 63 of Title 18, United States Code) has been provided to DaimlerChrysler Auto Trust 2005-A and will be retained by DaimlerChrysler Auto Trust 2005-A and furnished to the Securities and Exchange Commission or its staff upon request.